EXHIBIT 5








                                                              September 11, 1998


Board of Directors
Lincoln Bancorp
1121 E. Main Street
P.O. Box 510
Plainfield, Indiana   46168-0510

Gentlemen:

         You  have  requested  our  opinion  in  connection  with  the  Form S-1
Registration Statement (the "Registration Statement") to be filed by Lincoln Bancorp, an Indiana corporation (the "Corporation"), with respect to the offer and sale by the Corporation of up to 8,676,875 shares of Common Stock, without par value, of the Corporation (the "Shares"), and the gift of up to 250,000 shares of Common Stock, without par value (the "Foundation Shares"), of the Corporation to the Lincoln Federal Charitable Foundation, Inc. (the " Foundation"), an Indiana not-for-profit organization, pursuant to the charitable gift to the Foundation by the Corporation (the "Gift Instrument"). We have examined such records and documents and have made such investigation of law as we have deemed necessary in the circumstances.

         Based on that examination and investigation, it is our opinion that the Shares and the Foundation Shares are duly authorized and will be, when sold in the manner described in the Registration Statement and the Foundation Shares (including all Exhibits thereto) and in compliance with the Securities Act of 1933, as amended, and applicable state blue sky laws, validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the application of the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

         We consent to the use of our name under the caption "The Conversion - Principal Effects of Conversion - Tax Effects" and "Legal and Tax Matters" in the Prospectus included in the Registration Statement, to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the filing of our tax opinion as Exhibit 8(1) to the Registration Statement.

                                                              Very truly yours,



                                                              BARNES & THORNBURG